Exhibit 99.1

READY CAPITAL CORPORATION REPORTS FOURTH QUARTER 2024 RESULTS AND DECLARES FIRST QUARTER 2025 DIVIDENDS
- GAAP LOSS PER COMMON SHARE FROM CONTINUING OPERATIONS OF $(1.80) -
- DISTRIBUTABLE LOSS PER COMMON SHARE OF $(0.03) -
- DISTRIBUTABLE EARNINGS PER COMMON SHARE BEFORE REALIZED LOSSES OF $0.23 -
- DISTRIBUTABLE RETURN ON AVERAGE STOCKHOLDERS’ EQUITY BEFORE REALIZED LOSSES OF 7.1% -
- DECLARED A QUARTERLY CASH DIVIDEND OF $0.125 PER SHARE OF COMMON STOCK AND OPERATING PARTNERSHIP UNIT FOR THE QUARTER ENDING MARCH 31, 2025 -
New York, New York, March 3, 2025 / Globe Newswire / – Ready Capital Corporation (“Ready Capital” or the “Company”) (NYSE: RC), a multi-strategy real estate finance company that originates, acquires, finances, and services lower-to-middle-market (“LMM”) investor and owner-occupied commercial real estate loans, today reported financial results for the quarter ended December 31, 2024 and declared dividends for the quarter ending March 31, 2025.
“The fourth quarter closes out a year of mixed results. On one hand, our Small Business Lending segment performed well, with significant origination growth reflecting the benefits of past investments. Meanwhile, our multi-family lending focused business faced challenges from higher rates, inflationary pressures, and lower rent growth,” said Thomas Capasse, Ready Capital’s Chairman and Chief Executive Officer. “Entering 2025, we have taken decisive actions to stabilize and better position our balance sheet going forward by fully reserving for all of our non-performing loans in our CRE portfolio. While this reduces our book value per share in the short term, we believe it provides a path to recovery in our net interest margin through the accelerated resolution of our non-performing loans to generate liquidity for reinvestment in higher-yielding new originations. Additionally, we have adjusted our dividend to $0.125 per share to align with anticipated cash earnings to preserve capital for reinvestment and share repurchases with potential upward bias co-incident with the recovery in earnings. We believe these actions will enable the Company to resume growth in both book value per share and the dividend as we move forward.”
Fourth Quarter Highlights
•LMM commercial real estate originations of $436 million
•Small Business Lending (“SBL”) loan originations of $348 million, including $315 million of Small Business Administration 7(a) loans
•Book value of $10.61 per share of common stock as of December 31, 2024
•Entered into a definitive merger agreement to acquire United Development Funding IV, a real estate investment trust providing capital solutions to residential real estate developers and regional homebuilders
•Acquired approximately 5.8 million shares of the Company’s common stock at an average price of $7.35 per share as part of stock repurchase program
•Issued $130 million in aggregate principal amount of 9.00% Senior Unsecured Notes due 2029
Full Year Highlights
•GAAP Loss per common share from continuing operations of $(2.52)
•Distributable earnings per common share before realized losses of $0.97
•Distributable return on average stockholders’ equity before realized losses of 7.5%
•Total LMM and SBL originations of $2.4 billion, including $1.1 billion of Small Business Administration 7(a) loans
•Sold $7.6 billion in mortgage servicing rights in connection with the disposition of its residential mortgage banking segment
•Completed the acquisitions of Madison One, a leading originator and servicer of USDA and SBA guaranteed loan product, and Funding Circle USA, Inc., an online lending platform that originates and services small business loans
•Acquired approximately 10.3 million shares of the Company’s common stock at an average price of $7.95 per share as part of stock repurchase program
Subsequent Events
•On January 16, 2025, the Board approved a new stock repurchase program authorizing the repurchase of up to $150 million of the Company’s common stock
•On February 21, 2025, ReadyCap Holdings, LLC, a taxable REIT subsidiary of the Company, closed a private placement of $220 million in aggregate principal amount of its 9.375% Senior Secured Notes due 2028. The Company intends to use the net proceeds from the private placement to repay its indebtedness and for general corporate purposes

Dividends
•The Company announced that its Board of Directors declared a quarterly cash dividend of $0.125 per share of common stock and Operating Partnership unit for the quarter ending March 31, 2025. The dividend is payable on April 30, 2025, to shareholders of record as of the close of business on March 31, 2025
•Additionally, the Company announced that its Board of Directors declared quarterly cash dividends on its 6.25% Series C Cumulative Convertible Preferred Stock (the “Series C Preferred Stock”), and its 6.50% Series E Cumulative Redeemable Preferred Stock (the “Series E Preferred Stock”)
•The Company declared a dividend of $0.390625 per share of Series C Preferred Stock payable on April 15, 2025, to Series C Preferred stockholders of record as of the close of business on March 31, 2025
•The Company declared a dividend of $0.40625 per share of Series E Preferred Stock payable on April 30, 2025, to Series E Preferred stockholders of record as of the close of business on March 31, 2025

Use of Non-GAAP Financial Information
In addition to the results presented in accordance with U.S. GAAP, this press release includes distributable earnings, formerly referred to as core earnings, which is a non-U.S. GAAP financial measure. The Company defines distributable earnings as net income adjusted for unrealized gains and losses related to certain mortgage backed securities (“MBS”) not retained by us as part of our loan origination business, realized gains and losses on sales of certain MBS, unrealized gains and losses related to residential mortgage servicing rights (“MSR”) from discontinued operations, unrealized changes in our current expected credit loss reserve, unrealized gains or losses on de-designated cash flow hedges, unrealized gains or losses on foreign exchange hedges, unrealized gains or losses on certain unconsolidated joint ventures, non-cash compensation expense related to our stock-based incentive plan, and one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains, or merger related expenses.
The Company believes that this non-U.S. GAAP financial information, in addition to the related U.S. GAAP measures, provides investors greater transparency into the information used by management in its financial and operational decision-making, including the determination of dividends. However, because distributable earnings is an incomplete measure of the Company's financial performance and involves differences from net income computed in accordance with U.S. GAAP, it should be considered along with, but not as an alternative to, the Company's net income computed in accordance with U.S. GAAP as a measure of the Company's financial performance. In addition, because not all companies use identical calculations, the Company's presentation of distributable earnings may not be comparable to other similarly-titled measures of other companies.
In calculating distributable earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains and losses on MBS acquired by the Company in the secondary market but is not adjusted to exclude unrealized gains and losses on MBS retained by Ready Capital as part of its loan origination businesses, where the Company transfers originated loans into an MBS securitization and the Company retains an interest in the securitization. In calculating distributable earnings, the Company does not adjust Net Income (in accordance with U.S. GAAP) to take into account unrealized gains and losses on MBS retained by us as part of the loan origination businesses because the unrealized gains and losses that are generated in the loan origination and securitization process are considered to be a fundamental part of this business and an indicator of the ongoing performance and credit quality of the Company’s historical loan originations. In calculating distributable earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude realized gains and losses on certain MBS securities considered to be non-distributable. Certain MBS positions are considered to be non-distributable due to a variety of reasons which may include collateral type, duration, and size.
In addition, in calculating distributable earnings, Net Income (in accordance with U.S. GAAP) is adjusted to exclude unrealized gains or losses on residential MSRs, held at fair value from discontinued operations. Servicing rights relating to the Company’s small business commercial business are accounted for under ASC 860, Transfer and Servicing. In calculating distributable earnings, the Company does not exclude realized gains or losses on commercial MSRs, as servicing income is a fundamental part of Ready Capital’s business and is an indicator of the ongoing performance.
To qualify as a REIT, the Company must distribute to its stockholders each calendar year at least 90% of its REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. There are certain items, including net income generated from the creation of MSRs, that are included in distributable earnings but are not included in the calculation of the current year’s taxable income. These differences may result in certain items that are recognized in the current period’s calculation of distributable earnings not being included in taxable income, and thus not subject to the REIT dividend distribution requirement until future years.

The table below reconciles Net Income computed in accordance with U.S. GAAP to Distributable Earnings.

(in thousands)	Three Months Ended December 31, 2024	Year Ended December 31, 2024
Net Loss	$(314,751)	$(430,398)
Reconciling items:
Unrealized loss on MSR - discontinued operations	33,175	40,394
Unrealized gain on joint ventures	(5,015)	(3,503)
Increase in CECL reserve	277,277	272,964
Increase (decrease) in valuation allowance	(31,229)	124,878
Non-recurring REO impairment	31,175	55,686
Non-cash compensation	2,826	8,510
Unrealized loss on preferred equity, at fair value	15,613	15,613
Merger transaction costs and other non-recurring expenses	6,579	17,432
Bargain purchase gain	—	(13,859)
Realized losses on sale of investments	51,688	183,718
Total reconciling items	$382,089	$701,833
Income tax adjustments	(22,825)	(89,504)
Distributable earnings before realized losses	$44,513	$181,931
Realized losses on sale of investments, net of tax	(44,246)	(153,571)
Distributable earnings	$267	$28,360
Less: Distributable earnings attributable to non-controlling interests	3,113	8,167
Less: Income attributable to participating shares	2,248	9,125
Distributable earnings attributable to common stockholders	$(5,094)	$11,068
Distributable earnings before realized losses on investments, net of tax per common share - basic and diluted	$0.23	$0.97
Distributable earnings per common share - basic and diluted	$(0.03)	$0.07
U.S. GAAP return on equity is based on U.S. GAAP net income, while distributable return on equity is based on distributable earnings, which adjusts U.S. GAAP net income for the items Din the distributable earnings reconciliation above.
Webcast and Earnings Conference Call
Management will host a webcast and conference call on Monday, March 3, 2025 at 8:30am ET to provide a general business update and discuss the financial results for the quarter ended December 31, 2024. During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.
The Company encourages use of the webcast due to potential extended wait times to access the conference call via dial-in. The webcast of the conference call will be available in the Investor Relations section of the Company’s website at www.readycapital.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877-407-0792
International: 1-201-689-8263
Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Replay Pin #: 13750356
The playback can be accessed through March 17, 2025.

Safe Harbor Statement
This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, applicable regulatory changes; general volatility of the capital markets; changes in the Company’s investment objectives and business strategy; the availability of financing on acceptable terms or at all; the availability, terms and deployment of capital; the availability of suitable investment opportunities; changes in the interest rates or the general economy; increased rates of default and/or decreased recovery rates on investments; changes in interest rates, interest rate spreads, the yield curve or prepayment rates; changes in prepayments of Company’s assets; the degree and nature of competition, including competition for the Company's target assets; and other factors, including those set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Ready Capital Corporation
Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services lower-to-middle-market investor and owner occupied commercial real estate loans. The Company specializes in loans backed by commercial real estate, including agency multifamily, investor, construction, and bridge as well as U.S. Small Business Administration loans under its Section 7(a) program and government guaranteed loans focused on the United States Department of Agriculture. Headquartered in New York, New York, the Company employs approximately 500 professionals nationwide.

Contact
Investor Relations
Ready Capital Corporation
212-257-4666
InvestorRelations@readycapital.com
Additional information can be found on the Company’s website at www.readycapital.com.

READY CAPITAL CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$143,803	$138,532
Restricted cash	30,560	30,063
Loans, net (including $3,533 and $9,348 held at fair value)	3,378,149	4,020,160
Loans, held for sale (including $128,531 and $81,599 held at fair value and net of valuation allowance of $97,620 and $0)	241,626	81,599
Mortgage-backed securities	31,006	27,436
Investment in unconsolidated joint ventures (including $6,577 and $7,360 held at fair value)	161,561	133,321
Derivative instruments	7,963	2,404
Servicing rights	128,440	102,837
Real estate owned, held for sale	193,437	252,949
Other assets	362,486	300,175
Assets of consolidated VIEs	5,175,295	6,897,145
Assets held for sale	287,595	454,596
Total Assets	$10,141,921	$12,441,217
Liabilities
Secured borrowings	2,035,176	2,102,075
Securitized debt obligations of consolidated VIEs, net	3,580,513	5,068,453
Senior secured notes, net	437,847	345,127
Corporate debt, net	895,265	764,908
Guaranteed loan financing	691,118	844,540
Contingent consideration	573	7,628
Derivative instruments	352	212
Dividends payable	43,168	54,289
Loan participations sold	95,578	62,944
Due to third parties	1,442	3,641
Accounts payable and other accrued liabilities	188,051	207,481
Liabilities held for sale	228,735	333,157
Total Liabilities	$8,197,818	$9,794,455
Preferred stock Series C, liquidation preference $25.00 per share	8,361	8,361

Commitments & contingencies

Stockholders’ Equity
Preferred stock Series E, liquidation preference $25.00 per share	111,378	111,378
Common stock, $0.0001 par value, 500,000,000 shares authorized, 162,792,372 and 172,276,105 shares issued and outstanding, respectively	17	17
Additional paid-in capital	2,250,291	2,321,989
Retained earnings (deficit)	(505,089)	124,413
Accumulated other comprehensive loss	(18,552)	(17,860)
Total Ready Capital Corporation equity	1,838,045	2,539,937
Non-controlling interests	97,697	98,464
Total Stockholders’ Equity	$1,935,742	$2,638,401
Total Liabilities, Redeemable Preferred Stock, and Stockholders’ Equity	$10,141,921	$12,441,217

READY CAPITAL CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)	Three Months Ended December 31, 2024	Year Ended December 31, 2024
Interest income	$203,965	$896,975
Interest expense	(153,911)	(696,455)
Net interest income before provision for loan losses	$50,054	$200,520
Provision for loan losses	(285,008)	(292,759)
Net interest income after provision for loan losses	$(234,954)	$(92,239)
Non-interest income
Net realized gain (loss) on financial instruments and real estate owned	(10,934)	(54,000)
Net unrealized gain (loss) on financial instruments	(17,025)	(14,991)
Valuation allowance, loans held for sale	31,229	(124,878)
Servicing income, net of amortization and impairment of $7,756 and $21,972	4,112	16,556
Gain on bargain purchase	—	13,859
Income on unconsolidated joint ventures	6,065	10,886
Other income	13,557	50,803
Total non-interest income (expense)	$27,004	$(101,765)
Non-interest expense
Employee compensation and benefits	(23,320)	(82,522)
Allocated employee compensation and benefits from related party	(3,350)	(11,387)
Professional fees	(7,557)	(26,887)
Management fees – related party	(5,518)	(24,862)
Loan servicing expense	(12,749)	(46,656)
Transaction related expenses	(4,878)	(10,118)
Impairment on real estate	(29,876)	(56,503)
Other operating expenses	(19,637)	(63,572)
Total non-interest expense	$(106,885)	$(322,507)
Loss from continuing operations before benefit for income taxes	(314,835)	(516,511)
Income tax benefit	17,318	104,512
Net loss from continuing operations	$(297,517)	$(411,999)
Discontinued operations
Loss from discontinued operations before benefit for income taxes	(22,978)	(24,532)
Income tax benefit	5,744	6,133
Net loss from discontinued operations	$(17,234)	$(18,399)
Net loss	$(314,751)	$(430,398)
Less: Dividends on preferred stock	1,999	7,996
Less: Net income attributable to non-controlling interest	1,389	5,357
Net loss attributable to Ready Capital Corporation	$(318,139)	$(443,751)

Earnings per common share from continuing operations - basic	$(1.80)	$(2.52)
Earnings per common share from discontinued operations - basic	$(0.10)	$(0.11)
Total earnings per common share - basic	$(1.90)	$(2.63)

Earnings per common share from continuing operations - diluted	$(1.80)	$(2.52)
Earnings per common share from discontinued operations - diluted	$(0.10)	$(0.11)
Total earnings per common share - diluted	$(1.90)	$(2.63)

Weighted-average shares outstanding
Basic	167,434,683	169,107,477
Diluted	168,845,426	170,472,273

Dividends declared per share of common stock	$0.25	$1.10

READY CAPITAL CORPORATION
UNAUDITED SEGMENT REPORTING

	Three Months Ended December 31, 2024
(in thousands)	LMM Commercial Real Estate	Small Business Lending	Corporate-Other	Consolidated
Interest income	$170,292	$33,673	$—	$203,965
Interest expense	(131,128)	(22,783)	—	(153,911)
Net interest income before provision for loan losses	$39,164	$10,890	$—	$50,054
Provision for loan losses	(279,483)	(5,525)	—	(285,008)
Net interest income after provision for loan losses	$(240,319)	$5,365	$—	$(234,954)
Non-interest income
Net realized gain (loss) on financial instruments and real estate owned	(33,206)	22,272	—	(10,934)
Net unrealized gain (loss) on financial instruments	(19,629)	2,604	—	(17,025)
Valuation allowance, loans held for sale	31,229	—	—	31,229
Servicing income, net	1,761	2,351	—	4,112
Income on unconsolidated joint ventures	6,065	—	—	6,065
Other income	2,279	9,155	2,123	13,557
Total non-interest income (loss)	$(11,501)	$36,382	$2,123	$27,004
Non-interest expense
Employee compensation and benefits	(4,741)	(14,564)	(4,015)	(23,320)
Allocated employee compensation and benefits from related party	(335)	—	(3,015)	(3,350)
Professional fees	(1,639)	(3,210)	(2,708)	(7,557)
Management fees – related party	—	—	(5,518)	(5,518)
Loan servicing expense	(11,592)	(1,157)	—	(12,749)
Transaction related expenses	—	—	(4,878)	(4,878)
Impairment on real estate	(29,876)	—	—	(29,876)
Other operating expenses	(4,257)	(12,215)	(3,165)	(19,637)
Total non-interest expense	$(52,440)	$(31,146)	$(23,299)	$(106,885)
Income (loss) before provision for income taxes	$(304,260)	$10,601	$(21,176)	$(314,835)
Total assets	$8,058,707	$1,427,281	$368,338	$9,854,326

READY CAPITAL CORPORATION
UNAUDITED SEGMENT REPORTING

	Year Ended December 31, 2024
(in thousands)	LMM Commercial Real Estate	Small Business Lending	Corporate-Other	Consolidated
Interest income	$766,354	$130,621	$—	$896,975
Interest expense	(598,846)	(97,609)	—	(696,455)
Net interest income before provision for loan losses	$167,508	$33,012	$—	$200,520
Provision for loan losses	(283,800)	(8,959)	—	(292,759)
Net interest income after provision for loan losses	$(116,292)	$24,053	$—	$(92,239)
Non-interest income
Net realized gain (loss) on financial instruments and real estate owned	(132,746)	78,746	—	(54,000)
Net unrealized gain (loss) on financial instruments	(20,588)	5,597	—	(14,991)
Valuation allowance, loans held for sale	(124,878)	—	—	(124,878)
Servicing income, net	5,759	10,797	—	16,556
Gain on bargain purchase	—	—	13,859	13,859
Income on unconsolidated joint ventures	10,876	10	—	10,886
Other income	22,605	23,424	4,774	50,803
Total non-interest income (loss)	$(238,972)	$118,574	$18,633	$(101,765)
Non-interest expense
Employee compensation and benefits	(25,821)	(46,036)	(10,665)	(82,522)
Allocated employee compensation and benefits from related party	(1,139)	—	(10,248)	(11,387)
Professional fees	(4,963)	(12,681)	(9,243)	(26,887)
Management fees – related party	—	—	(24,862)	(24,862)
Loan servicing expense	(44,667)	(1,989)	—	(46,656)
Transaction related expenses	—	—	(10,118)	(10,118)
Impairment on real estate	(56,428)	(75)	—	(56,503)
Other operating expenses	(15,212)	(36,108)	(12,252)	(63,572)
Total non-interest expense	$(148,230)	$(96,889)	$(77,388)	$(322,507)
Income (loss) before provision for income taxes	$(503,494)	$45,738	$(58,755)	$(516,511)
Total assets	$8,058,707	$1,427,281	$368,338	$9,854,326